INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement No. 33-49081 of The Procter & Gamble Company on Form S-8 of our report dated August 28, 1995 appearing in this Annual Report on Form 11-K of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan for the year ended June 30, 1995.



/s/DELOITTE & TOUCHE LLP
--------------------------
Deloitte & Touche LLP
Cincinnati, Ohio
December 13, 1995